First Trust Advisors L.P.
1001 Warrenville Road
Lisle, Illinois  60532




                              July 31, 2007



First Trust Portfolios L.P.
1001 Warrenville Road
Lisle, IL  60532

Re:  FT 1440

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
143592 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.


                              Sincerely,

                              First Trust Advisors L.P.



                              Jason T. Henry
                              Senior Vice President